AMERICAN BEACON FLEXIBLE BOND FUND

A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the American Beacon Flexible Bond Fund (“Fund”). On August 6, 2015, the Board of Trustees (“Trustees” or “Board”) of the American Beacon Funds (“Trust”) approved the appointment of Payden & Rygel (“P&R”) as a new sub-advisor to the Fund. On August 28, 2015, P&R began managing a portion of the Fund’s assets. The Fund’s remaining assets are managed by Brandywine Global Investment Management, LLC and Pacific Investment Management Company, LLC (together with P&R, the “Sub-Advisors”). The appointment of P&R has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to American Beacon Advisors, Inc. (“Manager”). The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors has not increased.

The Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”). Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about P&R. This information statement also discusses the terms of the investment advisory agreement among P&R, the Manager and the Trust, on behalf of the Fund, dated August 13, 2015 (“Agreement”). No action is required of you. We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039. The Manager serves as the Fund’s investment manager and administrator. In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, allocates assets among the Fund’s sub-advisors and oversees the Fund’s sub-advisors, including P&R.

The issued and outstanding shares of the Fund as of the Record Date are set forth in Appendix A. Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of the shares of the Fund as of September 30, 2015 (“Record Date”) and Appendix C for a listing of the Trustees and officers of the Fund who own shares of the Fund as of the Record Date.

You may obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121, by calling 1-800-658-5811 or by visiting www.americanbeaconfunds.com.

APPOINTMENT OF PAYDEN & RYGEL

At its August 5-6, 2015 meetings, the Board considered the appointment of P&R as an investment advisor to the Fund. Prior to the meeting, the Board requested and reviewed information provided by P&R in connection with its consideration of the Agreement, and the Investment Committee of the Board met with representatives of P&R. The Board considered, among other materials, responses by P&R to inquiries requesting:

  a description of the advisory and related services proposed to be provided to the Fund;
  identification of the professional personnel to perform services for the Fund and their education, experience and responsibilities;
  a comparison of investment performance of P&R’s Absolute Return Composite (“Absolute Return Composite”) and a registered investment company managed by P&R with an investment objective and strategies similar to those of the Fund (“Similar Fund”), both net of fees, with the performance of the BofA Merrill Lynch 1-Month LIBOR Index, the Similar Fund’s benchmark index (“Index”);
  the proposed advisory fee;
  a description of the portfolio managers’ compensation, including any incentive arrangements;
  a description of P&R’s compliance program and any material compliance matters, as well as its trading activities;
  a discussion of P&R’s financial condition and confirmation that P&R’s financial condition would not impair its ability to provide high-quality services to the Fund; and
  any other information that P&R believed would be material to the Board’s consideration of the Agreement.

Provided below is an overview of the primary factors considered by the Board at its August 5-6, 2015 meetings at which the Board considered the approval of the Agreement. In determining whether to approve the Agreement, the Board considered, among other things, the following factors: (1) the nature and quality of the services provided; (2) the investment performance of P&R; (3) the costs to be incurred by P&R in rendering its services and the resulting profits or losses; (4) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (5) whether the proposed fee rates reflect these economies of scale, if any, for the benefit of investors; (6) comparisons of services and fees with contracts entered into by P&R with other clients; and (7) any other benefits derived or anticipated to be derived by P&R from its relationship with the Fund.

The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors. The Trustees posed questions to various management personnel of P&R regarding certain key aspects of the materials submitted in support of the approval. Legal counsel to the independent Trustees provided the Board with a memorandum regarding its responsibilities pertaining to the approval of the Agreement. The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts. Based on its evaluation, the Board unanimously concluded that the terms of the Agreement were reasonable and fair and that the approval of the Agreement was in the best interests of the Fund.

Nature, extent and quality of the services to be provided by P&R. The Board considered information regarding P&R’s principal business activities, its reputation, financial condition and overall capabilities to perform the services under the Agreement. In addition, the Board considered the background and experience of the personnel who will be assigned responsibility for managing P&R’s allocation of the Fund. The Board also considered P&R’s investment resources, infrastructure and the adequacy of its compliance program. In addition, the Board took into consideration the Manager’s recommendation of P&R. The Board considered P&R’s representation regarding the strength of its financial condition and that its current and projected staffing levels were adequate to service the Fund. Based on this information, the Board concluded that the nature, extent and quality of the advisory services to be provided by P&R were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Agreement.

Performance of P&R. The Board evaluated the performance information provided by P&R regarding the performance of the Absolute Return Composite and the Similar Fund relative to the performance of the Index. The Board considered information provided by P&R reflecting that the Absolute Return Composite outperformed the Index for the 1-, 3-, and 5-year and since-inception periods, and the Similar Fund outperformed the Index for the year-to-date and since-inception periods. Based on the foregoing information, the Board concluded that the historical investment performance record of P&R supported approval of the Agreement.

Comparisons of the amounts to be paid under the Agreement with those under contracts between P&R and its other clients. In evaluating the Agreement, the Board reviewed P&R’s proposed advisory fee schedule for services to be performed by P&R on behalf of the Fund. The Board noted that P&R’s investment advisory fee rate under the Agreement would be paid to P&R by the Fund. The Board considered information provided by P&R reflecting that the advisory fee rate proposed for the Fund was lower than the advisory fee rate charged to the Similar Fund and the same as the advisory fee rate that P&R charges to a typical client in the Absolute Return Strategy. The Board noted that the proposed advisory fee rate was lower at all asset levels than the advisory fee rate for the existing sub-advisor that P&R would replace. After evaluating this information, the Board concluded that the advisory fee rate under the Agreement was reasonable in light of the services to be provided to the Fund.

Costs of the services to be provided and profits to be realized by P&R and its affiliates from its relationship with the Fund. The Board did not consider the costs of the services to be provided and profits to be realized by P&R from its relationship with the Fund, noting instead the arm’s length nature of the relationship between the Manager and P&R with respect to the negotiation of the advisory fee rate on behalf of the Fund.

Economies of Scale. The Board considered P&R’s representation that the breakpoints included in the proposed advisory fee rate reflect potential economies of scale for the benefit of the Fund’s investors.

Benefits to be derived by P&R from the relationship with the Fund. The Board considered the “fall-out” or ancillary benefits that might accrue to P&R as a result of its relationship with the Fund, including that serving as a sub-advisor to the Fund may enhance P&R’s business reputation and name recognition. Based on the foregoing information, the Board concluded that the potential benefits accruing to P&R by virtue of its relationship with the Fund appear to be fair and reasonable.

Board’s Conclusion. Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Fund, the Manager or P&R, as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”), concluded that the proposed investment advisory fee rate is fair and reasonable and that the approval of the Agreement is in the best interests of the Fund and approved the Agreement.

DESCRIPTION OF THE INVESTMENT ADVISORY AGREEMENT

The Agreement among P&R, the Trust, on behalf of the Fund, and the Manager, which is dated August 13, 2015, will continue in effect for an initial term of two years. After the initial two-year term, the Agreement will continue in effect only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Independent Trustees.

Under the Agreement, P&R manages a portion of the Fund’s assets allocated to it by the Manager. The Manager may change the amount of assets allocated to P&R at any time. P&R has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with the Fund's objectives, policies and restrictions, and the more specific guidelines provided by the Manager. In addition, P&R may request that the Manager make investment decisions with respect to the portion of the allocated assets that P&R determines should be invested in short-term investments. P&R is subject to general supervision by the Board and officers of the Fund and the Manager.

The Agreement does not protect P&R against any liability to the Fund or its shareholders to which P&R might be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under the Agreement. The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund on not less than thirty days’ nor more than sixty days’ written notice. P&R may also terminate the Agreement without penalty upon sixty days’ written notice to the Manager.

COMPARISON OF THE INVESTMENT ADVISORY FEES

The advisory fee rate paid to P&R under the Agreement is lower at all asset levels than the advisory fee rate paid to GAM International Management Ltd. (“GAM”) under an investment advisory agreement among the Trust, on behalf of the Fund, the Manager and GAM dated March 28, 2014 (“Prior Agreement”). Accordingly, the effective advisory fee rate that the Fund pays to P&R under the Agreement is lower than the effective advisory fee rate that the Fund paid to GAM under the Prior Agreement. The Prior Agreement was terminated effective August 31, 2015 due to concerns regarding the performance of the portion of the Fund managed by GAM. If the assets that were allocated to GAM had been allocated to P&R during the Fund’s fiscal year ended August 31, 2015, the aggregate advisory fee rate of 0.60% of the Fund’s average daily net assets and aggregate fees of $1,418,312 paid to the Fund’s sub-advisors would have decreased to 0.55% and $1,315,094, respectively. This 0.05% decrease in the aggregate advisory fee rate represents 7.28% of the aggregate advisory fee paid by the Fund for the fiscal year ended August 31, 2015.

INFORMATION ABOUT PAYDEN & RYGEL

P&R, located at 333 South Grand Avenue, 32nd Floor, Los Angeles, California 90071, was founded in 1983. P&R is privately owned by 23 senior executives. Net assets under the management of P&R were approximately $92.6 billion as of June 30, 2015, which includes $2.4 billion in the Absolute Return Strategy.

The following table provides the name and principal occupation of the directors and executive officers of P&R. The address of each of the directors and executive officers as it relates to that person’s position with P&R is 333 South Grand Avenue, 32nd Floor, Los Angeles, California 90071.

Name	Principal Occupation*
Joan Payden	President and Chief Executive Officer
Brian Matthews	Managing Principal and Chief Financial Officer
James Sarni	Managing Principal
Mary Beth Syal	Managing Principal
Scott Weiner	Managing Principal
Edward Garlock	Managing Principal
Asha Joshi	Managing Principal
Robin Creswell	Managing Principal
Gregory Morrison	Managing Principal

*	None of the principal executive officers and directors of P&R listed above have other principal employment other than their respective positions with P&R or positions with P&R affiliates.

Information with respect to the advisory fees charged by P&R to comparable funds subject to the 1940 Act that it advises is provided in Appendix D to this Information Statement.

INFORMATION ABOUT THE FUND’S INVESTMENT ADVISORS

The Fund’s investment advisors serve as investment advisors with respect to the portion of Fund assets allocated to them, pursuant to separate investment advisory agreements. The assets of the Fund currently are allocated by the Manager to the following investment advisors:

Brandywine Global Investment Management, LLC Pacific Investment Management Company, LLC Payden & Rygel

Assets are allocated among investment advisors to provide diversification and to reduce the possible impact of any one investment advisor’s sub-par performance on the performance of the Fund.

Principal Underwriter and Affiliated Brokers

Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, is the Fund’s principal underwriter. The Fund did not pay any brokerage commissions to affiliated brokers during its most recently completed fiscal year.

* * * * *

By Order of the Board of Trustees,

Rosemary K. Behan

Secretary & Chief Legal Officer

November 10, 2015

AMERICAN BEACON FLEXIBLE BOND FUND

A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

November 10, 2015

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to American Beacon Flexible Bond Fund (“Fund”), a series of American Beacon Funds (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

On August 6, 2015, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the appointment of Payden & Rygel (“P&R”) as a new sub-advisor to the Fund. On August 28, 2015, P&R began managing a portion of the Fund’s assets. The Fund’s remaining assets are managed by Brandywine Global Investment Management, LLC and Pacific Investment Management Company, LLC (together with P&R, the “Sub-Advisors”). The appointment of P&R has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to American Beacon Advisors, Inc. (“Manager”).

Additional information about the Manager, P&R, the investment advisory agreement among P&R, the Manager and the Trust, on behalf of the Fund, dated August 13, 2015 (“Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission (“Manager of Managers Order”), the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders. No action is required of you. Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being mailed on or about November 10, 2015 to the Fund’s shareholders of record as of September 30, 2015 (“Record Date”). The Fund will bear the expenses incurred in connection with preparing and delivering this notification. By sending this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy. You may print and view the full Information Statement and the Fund’s most recent annual and semi-annual reports to shareholders on the Internet at www.americanbeaconfunds.com. The Information Statement will be available on the website for at least 90 days after the date of this Notice. A paper or email copy of the Information Statement and/or the Fund’s most recent annual and semi-annual reports to shareholders may be obtained, without charge, by contacting the Fund by phone at 1-800-658-5811, on the internet at www.americanbeaconfunds.com or by e-mail at americanbeaconfunds@ambeacon.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by March 3, 2016. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

If you invest in the Fund through a financial institution and you share an address with other Fund shareholders, you will be delivered a single copy of this Notice, unless you have instructed your financial institution to deliver separate copies. If you receive a single copy of this Notice and wish to request additional copies, please call 1-800-658-5811. If you wish to receive separate copies of future mailings from your financial institution, please contact the financial institution through which you invest.

APPENDIX A

AMERICAN BEACON FLEXIBLE BOND FUND OUTSTANDING SHARES

(As of September 30, 2015)

Outstanding Shares	A Class	C Class	Y Class	Institutional Class	Investor Class
Flexible Bond Fund	1,480,571	667,324	4,665,602	16,194,986	756,612

APPENDIX B

AMERICAN BEACON FLEXIBLE BOND FUND

BENEFICIAL OWNERS OF 5% OR MORE OF SHARES

AS OF SEPTEMBER 30, 2015

Shareholder Name and Address	Fund Percentage	A Class	C Class	Y Class	Institutional Class	Investor Class
	(listed if over 25%)
CAPINCO*
C/O US BANK NA
PO BOX 1787
MILWAUKEE WI 53201-1787					7.51%

CHARLES SCHWAB & CO INC*
SPECIAL CUST A/C
EXCLUSIVE BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151				53.21%		55.08%

CHARLES SCHWAB & CO INC*
SPECIAL CUST A/C
EXCLUSIVE BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
211 MAIN ST
SAN FRANCISCO CA 94105-1905	37.21%				54.86%

FIRST CLEARING LLC*
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMERS
2801 MARKET ST
SAINT LOUIS MO 63103-2523				6.42%

FIRST CLEARING LLC*
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMERS
2801 MARKET ST
ST LOUIS MO 63103-2523			8.94%

NATIONAL FINANCIAL SERVICES LLC*
FOR EXCLUSIVE BENEFIT OF OUR
CUSTOMERS
ATTN MUTUAL FUNDS DEPT 4TH FLOOR
499 WASHINGTON BLVD
JERSEY CITY NJ 07310-2010		8.65%

Shareholder Name and Address	Fund Percentage	A Class	C Class	Y Class	Institutional Class	Investor Class
	(listed if over 25%)
NATIONAL FINANCIAL SERVICES LLC*
FOR EXCLUSIVE BENEFIT OF
OUR CUSTOMERS
ATTN MUTUAL FUNDS DEPT 4TH FLOOR
499 WASHINGTON BLVD
JERSEY CITY NJ 07310-2010					12.01%	21.51%

PERSHING LLC*
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001
JERSEY CITY NJ 07399-0001						5.07%

RAYMOND JAMES*
OMNIBUS FOR MUTUAL FUNDS
ATTN COURTNEY WALLER
880 CARILLON PKWY
ST PETERSBURG FL 33716-1100			40.32%	7.07%

UBS WM USA*
OMNI ACCOUNT M/F
ATTN DEPARTMENT MANAGER
1000 HARBOR BLVD 5TH FLR
WEEHAWKEN NJ 07086-6761		11.18%	27.25%	25.43%

SEI PRIVATE TRUST COMPANY
ATTN MUTUAL FUND ADMIN
C/O UNION BANK ID797
1 FREEDOM VALLEY DR
OAKS PA 19456-9989					6.09%

WELLS FARGO BANK NA FBO
AK RR PENSION-AMERICAN BEACON FLEX
PO BOX 1533
MINNEAPOLIS MN 55480-1533					6.99%

* Denotes record owner of Fund shares only

APPENDIX C

AMERICAN BEACON FLEXIBLE BOND FUND

TRUSTEE AND OFFICER OWNERSHIP OF THE FUND

 AS OF SEPTEMBER 30, 2015*

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
	Brian E. Brett	17,044.00 shares- Individual	2.25%
Investor Class	Brenda A. Cline**	3,389.15 shares- Individual

	Total owned by all Trustees and Officers		2.70%

*	As of the Record Date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each of the A Class, Class, Y Class and Institutional Class shares of the Fund.

**	As of the Record Date, Ms. Cline owned less than 1% of the outstanding shares of beneficial interest of the Investor Class shares of the Fund.

 APPENDIX D

Comparable Fund	Comparable Fund Assets as of September 20, 2015	Comparable Fund Advisory Fee Rate[1]
Payden Absolute Return Bond Fund	$38.4 million	0.50% of average daily net assets

1 There are no waivers/reductions.